Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement to Form F-1 of our report dated April 28, 2023 relating to the financial statements of Lionheart III Corp, which is contained in that Prospectus. We also consent the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

September 28, 2023